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                                                                   Exhibit 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated March 22, 1999 (except for Note 21, as to which the date is June 15, 1999) accompanying the consolidated financial statements of USABanc.com, Inc. and Subsidiaries included in Form 10-KSB for the year ended December 31, 1998 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report, and to the use of our name as it appears under the caption "Experts."





/s/ Grant Thornton LLP
-----------------------
    Grant Thornton

Philadelphia, Pennsylvania
July 16, 1999